SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Declan M. Kelly

Effective July 27, 2009, Declan M. Kelly resigned as an Executive Vice President and as the Chief Integration Officer of FTI Consulting, Inc. (“FTI”) and his other officer positions and directorships with subsidiaries of FTI. Mr. Kelly will serve as a senior advisor on several client initiatives, first as an employee through October 5, 2009 and then pursuant to a consulting arrangement through June 15, 2011.

In connection with his resignation, Mr. Kelly has entered into an agreement amending his employment agreement and setting forth the terms of the consulting arrangement as described under “Consulting and Termination Arrangements” below. There were no disagreements between Mr. Kelly and FTI that resulted in his decision to resign. FTI has no present intention of filling the position of chief integration officer.

A copy of FTI’s Press Release announcing Mr. Kelly’s decision to resign is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Consulting and Termination Arrangements

In connection with Mr. Kelly’s decision to resign, on July 27, 2009, FTI entered into an agreement (the “Agreement”) amending his employment agreement dated October 3, 2006, as previously amended (the “Employment Agreement”), to provide that the Employment Agreement will terminate effective on and as of October 6, 2009, except that all post-employment restrictions and obligations, including the agreement not to compete with FTI, will remain in full force and effect.

Pursuant to the Agreement, Mr. Kelly will be entitled or eligible to receive the following:

•	continued payment of his current base salary through October 5, 2009;

•

additional compensation through October 5, 2009 based on a percentage of (a) the aggregate fees billed for work performed by Mr. Kelly and collected by FTI with respect to certain accounts, and (b) the net revenues generated by services rendered by FTI to certain other accounts, less (c) any base salary paid to Mr. Kelly during such period.

•

additional compensation in the event that Mr. Kelly is engaged to work on certain types of new projects from either existing or new accounts on terms to be negotiated and mutually agreed between the parties;

•

a cash bonus payment for the bonus year ending December 31, 2009 up to a maximum of $400,000 if applicable earnings per share targets set by the Compensation Committee of the Board of Directors of FTI have been achieved;

•	continued vesting of unvested stock options and restricted stock grants and the right to continue to exercise vested stock options through October 5, 2009; and

•	continued medical and dental insurance coverage on the same terms as FTI provides such benefits to its employees through June 15, 2011 (the end of the consulting period discussed below).

The Agreement also sets forth the terms of the consulting arrangement between FTI and Mr. Kelly, which will take effect on October 6, 2009 and will continue through June 15, 2011 (the “Consulting Period”). During the Consulting Period, Mr. Kelly will serve as an independent contractor and will be entitled to receive compensation based on a percentage of (a) the aggregate fees billed for work performed by Mr. Kelly and collected by FTI with respect to certain accounts and (b) the net revenues generated from services rendered by FTI to certain other accounts. In addition, if Mr. Kelly is requested to and personally performs and bills services with respect to clients other than the specified accounts, Mr. Kelly will be entitled to receive a percentage of his personal billings invoiced to and collected from such other clients. FTI has further agreed to negotiate supplemental additional compensation payments to Mr. Kelly in the event that he originates new client business.

In addition, through June 15, 2011, Mr. Kelly has agreed not to become employed by, a partner in or a consultant to any financial communications business competing with FTI’s strategic communications segment and its related subsidiaries and affiliates known as “FD” in the U.S. and certain foreign jurisdictions. Under certain circumstances, Mr. Kelly can terminate his obligation to provide ongoing services to FTI accounts upon 30 days prior written notice to FTI.

The amounts that Mr. Kelly may earn as compensation during the employment period from July 27, 2009 through October 5, 2009 and during the Consulting Period are difficult to estimate or predict and will depend upon a number of factors, including the level of work Mr. Kelly performs for the applicable accounts and the amount of services these accounts request from FTI. Based on assumptions that FTI believes are reasonable, in light of past levels of business, FTI estimates that the maximum amount of compensation that Mr. Kelly could earn during his remaining employment period is not likely to exceed the total compensation he likely would have earned for that same period under his Employment Agreement prior to the amendments made on July 27. Based on these same assumptions, and assuming the consulting arrangement continues for the full 21-month period, FTI estimates that the maximum aggregate amount of consulting compensation he could receive for the 21-month Consulting Period is not likely to exceed the total compensation he likely would have earned under his Employment Agreement prior to the amendments made on July 27. For purposes of these estimates, FTI has assumed that Mr. Kelly’s compensation under his Employment Agreement (prior to the July 27 amendments) would consist of base salary at its current level, an annual cash bonus at the target level, and ordinary course vesting of stock awards made to Mr. Kelly through July 26, 2009. Of course, if Mr. Kelly provides a substantially higher or lower level of services, or if accounts request substantially more or less services from FTI than FTI has assumed for purposes of these estimates, the amounts that Mr. Kelly would actually earn would be substantially more or less.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 27, 2009, of FTI Consulting, Inc.

Safe Harbor Statement

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks and could impact our future financial results. The future statements relate to the duties and obligations of each of FTI and Mr. Kelly as well as estimated compensation payments, which in some cases are based on assumptions relating to the retention of and future net revenues generated by specified accounts and Mr. Kelly’s continued association with FTI. There can be no assurance that actual results and payments will not differ from FTI’s expectations. Other factors that could cause such differences include competitive and general economic conditions and other risks described under the heading “Item 1A. Risk Factors” in FTI’s most recent Form 10-K and in FTI’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 29, 2009	By:	/S/ ERIC B. MILLER
Eric B. Miller Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2009, of FTI Consulting, Inc.